Exhibit 17.1

Consent of Independent Auditors

We hereby consent to the incorporation of our report dated June 29, 2016 with respect to the financial statements of Algae Dynamics Corp. included in this Registration Statement (Form S-1/A) of Algae Dynamics Corp. for the registration of 2,051,174 common shares of Algae Dynamics Corp.

McGovern, Hurley, Cunningham, LLP

Chartered Accountants

Licensed Public Accountants

February 2, 2017

Toronto, Canada